UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: April 21, 2009

                         AMR CORPORATION
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                            (Zip Code)

                     (817) 963-1234
                (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

This Current Report on Form 8−K is being filed to update the historical financial statements included in AMR Corporation’s (the Company) Annual Report on Form 10−K for the year ended December 31, 2008 (the 2008 Form 10−K) to reflect changes to the Company’s accounting for convertible debt as described below.

Financial Accounting Standards Board Staff Position APB 14-1 (FSP APB 14-1), “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” applies to all convertible debt instruments that have a ‘‘net settlement feature’’, which means that such convertible debt instruments, by their terms, may be settled either wholly or partially in cash upon conversion.  FSP APB 14-1 requires issuers of convertible debt instruments that may be settled wholly or partially in cash upon conversion or settlement to separately account for the liability and equity components in a manner reflective of the issuers’ nonconvertible debt borrowing rate.  FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption was not permitted and retroactive application to all periods presented was required.  The Company adopted FSB APB 14-1 as of January 1, 2009.  The adoption of FSP APB 14-1 impacts the historical accounting for the 4.25 percent senior convertible notes due 2023 (the 4.25 Notes) and the 4.50 percent senior convertible notes due 2024 (the 4.50 Notes), and resulted in increased interest expense of approximately $5 million in 2009.  Retrospective application of FSP APB 14-1 also resulted in a $47 million, $48 million and $42 million increase to 2008, 2007 and 2006 interest expense, respectively, upon retrospective application in the first quarter of 2009.  The Company’s loss per share consequently increased by $0.18 for 2008 and earnings per share for 2007 and 2006 decreased by $0.20 and $0.21, respectively.

Accordingly, the Company has revised its presentation of its convertible debt and related interest expense to reflect this change and has retrospectively adjusted all comparative prior period information on this basis.  The Company is filing this Current Report on Form 8−K to reflect the impact of the adoption of this standard on previously issued financial statements. This will permit the Company to incorporate these financial statements by reference in future SEC filings.  The impact of the adoption of this standard is reflected and is set forth in the following sections of the Company’s 2008 Form 10−K, which as revised are included as Exhibit 99.1 to this Current Report on Form 8-K.

•	Part I, Item 1. Business,

•	Part I, Item 1A. Risk Factors,

•	Part II, Item 6. Selected Consolidated Financial Data,

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,

•	Part II, Item 7A. Quantitative and Qualitative Disclosures About Market Risk,

•	Part II, Item 8. Consolidated Financial Statements, and

•	Exhibit 12. Computation of Ratio of Earnings to Fixed Charges.

As this Current Report on Form 8-K is being filed only for the purpose described above, and only affects the Items specified above, the other information in the Company’s 2008 Form 10-K remains unchanged.   No attempt has been made in this Current Report on Form 8-K to modify or update disclosures in the Company’s 2008 Form 10-K except as described above.  This Current Report on Form 8-K does not reflect events occurring after the filing of the Company’s 2008 Form 10-K or modify or update any related disclosures.  Information in the Company’s 2008 Form 10-K not affected by this Current Report on Form 8-K is unchanged and reflects the disclosure made at the time of the filing of the original Company’s 2008 Form 10-K with the Securities and Exchange Commission on February 19, 2009.  Accordingly, this Current Report on Form 8-K should be read in conjunction with the Company’s 2008 Form 10-K and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the Company’s 2008 Form 10-K, including any amendments to those filings.

Item 9.01     Financial Statements and Exhibits

d)                  Exhibits

       Exhibit 12                      Computation of Ratio of Earnings to Fixed Charges

       Exhibit 23                      Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1
Updated Business, Risk Factors, Selected Consolidated Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, Consolidated Financial Statements and Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2008, 2007 and 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  April 21, 2009

EXHIBIT INDEX

Exhibit                Description

12	Computation of Ratio of Earnings to Fixed Charges

23	Consent of Independent Registered Public Accounting Firm

99.1
Updated Business, Risk Factors, Selected Consolidated Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, Consolidated Financial Statements and Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2008, 2007 and 2006.